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                                                                   EXHIBIT 23.03

                                     CONSENT

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated January 21, 1999 and August 27, 1999, respectively, included in the OGE Energy Corp. Form 10-K for the year ended December 31, 1998 and Form 8-K Current Report dated July 13, 1999, as amended September 14, 1999, and to all references to our Firm included in this Registration Statement.




                                             /s/ ARTHUR ANDERSEN LLP


Oklahoma City, Oklahoma
September 30, 1999